Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	December 31,	December 31,
	2011	2010

ASSETS

Current assets
Cash and cash equivalents	$26,433	$2,373
Accounts receivable, net of allowances of $2,070 in 2011 and $904 in 2010	45,450	17,669
Inventories	29,622	17,947
Prepaid expenses and other current assets	1,593	2,620
Related party other asset	-	3,900
Deferred income tax assets	5,018	2,196

Total current assets	108,116	46,705

Investment in HzO	4,879	-

Property and equipment, net of accumulated depreciation at $1,801 in 2011 and $852 in 2010	4,162	1,497

Goodwill	6,925	-

Intangible assets, net of accumulated amortization at $3,989 in 2011 and $28 in 2010	73,691	9,167

Note receivable	1,349	-

Other assets	3,010	63

Total assets	$202,132	$57,432

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$16,013	$12,122
Income taxes payable	3,998	8,031
Accrued liabilities	3,886	240
Accrued wages and wage related expenses	1,468	303
Deferred revenue	320	295
Current portion of note payable	2,372	31
Sales returns liability	5,387	2,068

Total current liabilities	33,444	23,090

Deferred income tax liability	100	1,561

Revolving line of credit	23,332	-

Noncurrent portion of note payable	42,628	-

Total liabilities	99,504	24,651

Redeemable noncontrolling interest	-	-

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
29,782 and 23,925 shares issued and outstanding, respectively	30	24
Additional paid-in capital	70,248	15,495
Cumulative translation adjustment	(33)	(60)
Note receivable collateralized by stock	(566)	-
Retained earnings	32,949	14,701

Total stockholders' equity	102,628	30,160

Noncontrolling interest	-	2,621

Total equity	102,628	32,781

Total liabilities and equity	$202,132	$57,432

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales	$67,492	$29,253	$179,125	$76,135
Cost of sales	36,122	15,898	97,201	38,738

Gross profit	31,370	13,355	81,924	37,397

Operating expenses:
Advertising and marketing	2,367	1,509	10,246	5,067
Selling, general and administrative	14,624	5,742	43,541	15,516

Total operating expenses	16,991	7,251	53,787	20,583

Income from operations	14,379	6,104	28,137	16,814

Other income (expense):
Interest expense	(1,452)	-	(3,022)	(243)
Gain on deconsolidation of HzO	1,906	-	1,906	-
Interest and other income	(123)	(11)	(19)	7

Total other income (expense)	331	(11)	(1,135)	(236)

Income before provision for income taxes	14,710	6,093	27,002	16,578

Income tax provision	(5,083)	(2,726)	(9,418)	(6,650)

Net income	9,627	3,367	17,584	9,928

Net loss attributable to noncontrolling interest	319	35	664	35

Net income attributable to stockholders	$9,946	$3,402	$18,248	$9,963

Earnings per share attributable to stockholders:

Basic earnings per share	$0.34	$0.14	$0.67	$0.44

Diluted earnings per share	$0.32	$0.13	$0.63	$0.41

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(in thousands, except per share amounts)
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as one measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three Months Ended		Twelve Months Ended
		December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net income attributable to stockholders in accordance with GAAP		$9,946	$3,402	$18,248	$9,963

Adjustments:

a.	Stock based compensation expense	584	317	3,258	993
b.	Depreciation and amortization	2,463	109	5,926	348
c.	iFrogz acquisition expenses	-	-	1,947	-
d.	iFrogz inventory fair value write up	864	-	4,506	-
e.	Provision for income taxes	5,083	2,726	9,418	6,650
f.	Impairment of note receivable	418	-	1,489	-
g.	Other( income) expense	(331)	11	1,135	236
h.	Noncontrolling interest	(319)	(35)	(664)	(35)

Adjusted EBITDA		$18,708	$6,530	$45,263	$18,155

Diluted Adjusted EBITDA per common share		$0.60	$0.27	$1.56	$0.75

Non-GAAP Reconciliation		Three Months Ended		Twelve Months Ended
		December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net income attributable to stockholders in accordance with GAAP		$9,946	$3,402	$18,248	$9,963

Adjustments:

a.	Modification of stock option	-	-	1,560	-
b.	iFrogz acquisition expenses	-	-	1,947	-
c.	iFrogz inventory fair value write up	864	-	4,506	-
d.	Impairment of note receivable	418	-	1,489	-
e.	Gain on deconsolidation of HzO	(1,906)	-	(1,906)	-
f.	Income tax effects	(755)	-	(3,576)	-

Non-GAAP net income attributable to stockholders		$8,567	$3,402	$22,268	$9,963

Non-GAAP EPS attributable to stockholders		$0.27	$0.14	$0.77	$0.41

Weighted average number of shares outstanding - diluted		31,378	24,585	29,082	24,262

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